UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

INTUITIVE SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1266 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On July 22, 2010, following the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (“Intuitive” or the “Company”), the Board approved adjustments to the base salaries for the Company’s named executive officers, with effective dates as noted below. The adjustments to the base salaries are set forth in the table below.

Executive	Position	Increase (Decrease) in Annual Base Salary	New Base Salary	Effective Date
Smith, Lonnie	Chairman of the Board	$(100,000)	$200,000	July 1, 2010
Guthart, Gary	President & Chief Executive Officer	$10,000	$510,000	August 1, 2010
McNamara, Jerome	Executive VP, WW Sales & Marketing	$12,000	$372,000	August 1, 2010
Mohr, Marshall	Senior VP & Chief Financial Officer	$12,000	$367,000	August 1, 2010
Meltzer, Mark	Senior VP & General Counsel	$10,200	$350,200	August 1, 2010

On July 23, 2010, Intuitive Surgical, Inc. (the “Company”) and Lonnie M. Smith entered into a third amendment (the “Amendment”) to the Employment Agreement dated February 28, 1997 (the “Agreement”). The Amendment was entered into in connection with the Board approved base salaries adjustment.

Pursuant to the terms of the Amendment, as of July 1, 2010, Mr. Smith will receive an annual salary of $200,000 and his target bonus for fiscal year 2010 will continue to be 40% of his annual base salary.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 22, 2010, following the recommendation of the Nominating and Governance Committee of the Board, the Board adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), to adopt a majority vote standard for directors in an uncontested election of directors. Under the majority vote standard, in order to be elected to the Board in an uncontested election, a nominee director must receive a greater number of votes cast “for” that director than the number of votes cast “against” that director. The Amended and Restated Bylaws retain plurality voting for contested elections. Prior to the adoption of the Amended and Restated Bylaws, members of the Board were to be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares represented and entitled to vote in the election, whether or not the election was contested.

The Board also adopted a policy in furtherance of the majority voting standard of the Amended and Restated Bylaws. Under the Board’s policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board, or another duly authorized committee of the Board, will make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the stockholder vote.

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On July 22, 2010, the Board authorized the Company to repurchase up to an additional $150 million of the Company’s outstanding common stock. With this authorization, the total remaining authorized amount of share repurchases by the Company is $300 million, which includes $150 million remaining under the previous $300 million authorized in March 2009. A copy of the Company’s press release announcing the increase in the share repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including information incorporated herein by reference, is intended to be furnished and shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Intuitive Surgical, Inc.

10.1	Amendment effective as of July 1, 2010, to Employment Agreement between the Company and Lonnie M. Smith, dated February 28, 1997

99.1	Press Release, dated July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: July 23, 2010	By	/S/ MARSHALL L. MOHR
	Name:	Marshall L. Mohr
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Intuitive Surgical, Inc.

10.1	Amendment effective as of July 1, 2010, to Employment Agreement between the Company and Lonnie M. Smith, dated February 28, 1997

99.1	Press Release, dated July 23, 2010